SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549


                    FORM 8-K


                 Current Report
         Pursuant to Section 13 or 15(d)
      of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 8, 2000
                       ---------------

                Direct Connect International Inc.
                ---------------------------------
       (Exact name of registrant as specified in its charter)

Delaware                                 0-18288                 22-2705223
--------                              -------------              ----------

(State or Other Jurisdiction    (Commission File Number)       (I.R.S. Employer
  of Incorporation                                           Identification No.)


       07481          637 Wyckoff Avenue #194, Wyckoff, New Jersey
     ---------        --------------------------------------------
     Zip Code       (Address and zip code of principal executive offices)

                                  (201) 445-2101
                                  --------------
                           (Registrant's telephone Number)



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ITEM 5.  Other Events

The Registrant has received notification from the State of Delaware that as of August 31, 2000, a reorganization (the "Reorganization") of the legal structure of the Registrant was effected pursuant to which (i) the Registrant became a wholly owned subsidiary of a newly formed holding company; (ii) the name of the new holding company became Direct Connect International Holdings, Inc.; (iii) the outstanding common stock of the Registrant was automatically converted on a share for share basis into common stock of the new holding company and (iv) the common stock of the new holding company is expected to trade on the Over The Counter Bulletin Board under the symbol of "KIDZ" instead of the common stock of the Registrant. The purpose of the Reorganization was to facilitate a merger or business combination that the Registrant is contemplating. The business operations of the Registrant will not change as a result of the Reorganization.

The Reorganization was effected pursuant to Section 251 (g) of the Delaware General Corporation Law and did not require stockholder approval. The stockholders of the new holding company have the same rights, privileges and interests with respect to the holding company as they had with respect to the Registrant immediately prior to the Reorganization.




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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DIRECT CONNECT INTERNATIONAL INC..
                                                 (Registrant)


                                         --------------------------------------
                                          Joseph Salvani, Chairman

Date:  September 11, 2000


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